As filed with the Securities and Exchange Commission on October 31, 2003

                                                        Registration No. 333-[ ]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------


                           AMBAC FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)



               Delaware                                       13-3621676
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification Number)

                             One State Street Plaza
                            New York, New York 10004
              (Address of Registrant's principal executive offices)

                  Ambac Financial Group, Inc. 1997 Equity Plan
               Ambac Financial Group, Inc. Savings Incentive Plan
                            (Full title of the plan)
                                 ---------------

                               Anne G. Gill, Esq.
          First Vice President, Secretary and Assistant General Counsel
                           Ambac Financial Group, Inc.
                             One State Street Plaza
                               New York, NY 10004
                                 (212) 208-3355
            (Name, address and telephone number of agent for service)

                                 ---------------
                                   Copies to:
                               George Spera, Esq.
                               Shearman & Sterling
                    599 Lexington Avenue, New York, NY 10022
                                 (212) 848-4000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
         Title of Securities to be            Amount to be    Proposed Maximum     Proposed Maximum      Amount of
               Registered                    Registered (1)  Offering Price per   Aggregate Offering  Registration Fee
                                                                   Share(2)            Price(2)
 ----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, US $0.01 par value per          6,250,000           $69.14          $432,125,000        $34,959
 share (including Series A junior
 participating preferred share purchase
 rights attached thereto)(3)
 ==================================================================================================================================

     (1) Includes (i) 5,750,000 shares under the Ambac Financial Group, Inc. 1997 Equity Plan (the "Equity Plan") and (ii) 500,000 shares under the Ambac Financial Group, Inc. Savings Incentive Plan (the "SIP"). Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act") this Registration Statement also covers (i) an indeterminate amount of interests to be offered or sold pursuant to the SIP and (ii) such number of additional shares that may become available for purchase pursuant to the

          Equity Plan and the SIP in the event of certain changes in the outstanding Shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

     (2) The proposed maximum offering price per share and proposed maximum offering price have been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the common shares reported on the New York Stock Exchange on October 24, 2003.

     (3) The Series A junior participating preferred share purchase rights initially are attached to and trade with all the shares of common stock outstanding as of, and issued subsequent to, January 31, 1996, pursuant to the terms of the Company's Rights Agreement, dated as of January 31, 1996, as amended. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred only with the common stock. The value attributable to such rights, if any, is reflected in the market price of the common stock.

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E
                                   TO FORM S-8


          The contents of the Registration Statement on Form S-8 (File No. 333-52449) that Ambac Financial Group, Inc. (the "Company") filed with the Securities and Exchange Commission on May 12, 1998, are hereby incorporated by reference.



                              Explanatory Statement
                              ---------------------

          The shares covered by this Registration Statement may be offered and sold to employees of the Company and its subsidiaries under the following plans:

               o 5,750,000 shares under the Company's 1997 Equity Plan (the "Equity Plan"); and

               o    500,000 shares under the Company's Savings Incentive Plan.

          On May 6, 2003, the Company's stockholders approved amendments to the Equity Plan that, among other things, increased by 5,750,000 the number of shares over which the Company may make awards thereunder.




                Information not in earlier registration statement
                -------------------------------------------------


Item: 5   Interests of Named Experts and Counsel

          Anne G. Gill, Esq., First Vice President, Assistant General Counsel and Secretary of the Company, has given an opinion on the validity of the securities being registered. Ms. Gill beneficially owns, or has the right to acquire under Ambac's employee benefit plans, an aggregate of less than 1% of Ambac's common stock.

                                   SIGNATURES



          The Registrant. Pursuant to the requirements of the Securities Act, Ambac Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 31, 2003.


                                 AMBAC FINANCIAL GROUP, INC.


                                 By:      /s/ Anne G. Gill
                                    ---------------------------------
                                    Name:  Anne G. Gill
                                    Title: First Vice President, Secretary and
                                           Assistant General Counsel

                                   SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Act, the Ambac Financial Group, Inc. Savings Incentive Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the capacity indicated, on October 30, 2003.


                                 AMBAC FINANCIAL GROUP, INC. SAVINGS
                                 INCENTIVE PLAN


                                 By:      /s/ Gregg L. Bienstock
                                    ---------------------------------
                                    Name:  Gregg L. Bienstock
                                    Title: Managing Director, Human Resources

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Thomas J. Gandolfo, Gregg L. Bienstock and Anne G. Gill as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the indicated capacities on October 31, 2003.


Signature                                             Title
---------                                             -----



     /s/ Phillip B. Lassiter              Chairman and Chief Executive Officer
------------------------------------      (Principal Executive Officer)
Phillip B. Lassiter

     /s/ Thomas J. Gandolfo               Senior Vice President and Chief
------------------------------------      Financial Officer (Principal Financial
Thomas J. Gandolfo                        and Accounting Officer)

     /s/ Michael A. Callen                Director
------------------------------------
Michael A. Callen

     /s/ Renso L. Caporali                Director
------------------------------------
Renso L. Caporali

     /s/ Jill M. Considine                Director
------------------------------------
Jill M. Considine

     /s/ Richard Dulude                   Director
------------------------------------
Richard Dulude

     /s/ Robert J. Genader                Director
------------------------------------
Robert J. Genader

     /s/ W. Grant Gregory                 Director
------------------------------------
W. Grant Gregory

     /s/ Laura S. Unger                   Director
------------------------------------
Laura S. Unger

                                  Exhibit Index


The following exhibits are filed as part of this Registration Statement:

Exhibit No.          Description of Document
-----------          -----------------------

4.01 Conformed Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on July 11, 1997. (Filed as Exhibit 4.05 to the Company's Quarterly Report for the quarter ended September 30, 1997 and incorporated herein by reference.)

4.02 Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on May 13, 1998. (Filed as Exhibit 4.04 to the Company's Quarterly Report for the quarter ended June 30, 1998 and incorporated herein by reference.)

4.03 By-laws of the Company, as amended through January 28, 1998. (Filed as Exhibit 3.03 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference.)

4.04 Definitive Engraved Stock Certificate representing shares of Common Stock. (Filed as Exhibit 4.01 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)

4.05 Rights Agreement, dated as of January 31, 1996, between Ambac Financial Group, Inc. and Citibank N.A., as Rights Agent, including all exhibits thereto. (Filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 27, 1996 and incorporated herein by reference.)

4.06 Amendment to Rights Agreement, dated as of May 16, 2003 between Ambac Financial Group, Inc., and Citibank N.A., as Rights Agent, including all exhibits thereto (Filed as Exhibit 2 to the Company's Registration Statement on Form 8-A/A dated May 21, 2003 and incorporated herein by reference.)

4.07 Ambac Financial Group, Inc. 1997 Equity Plan, as amended through May 6, 2003.

5 Opinion of Anne G. Gill, First Vice President, Secretary and Assistant General Counsel of Ambac Financial Group, Inc.

23.01                Consent of KPMG LLP

23.02                Consent of Anne G. Gill (included in Exhibit 5)

24                   Power of Attorney (included on signature pages).